UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______
FORM 8-K
______

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

LIGAND PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 Sorrento Valley Boulevard, Suite 110, San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 550-7500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 Other Events.
On February 4, 2019, we entered into a worldwide Commercial Platform License Agreement with Genagon Therapeutics AB, a Sweden-based, immuno-oncology focused biotech. Under the terms of the Agreement, Genagon gained access to the full OmniAb® transgenic animal technology platform, including OmniRat®, OmniMouse®, OmniFlic® and OmniChicken™, for its drug discovery efforts. We received a modest upfront payment and are eligible to receive development milestone payments and tiered royalties of four-to-six percent for each product incorporating an OmniAb-derived antibody. Genagon will be responsible for all costs related to its programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date:    February 7, 2019
By: /s/ Charles S. Berkman
Name: Charles S. Berkman
Title: Senior Vice President, General Counsel and Secretary